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                                  LETTER AGREEMENT



FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby accepted and acknowledged, by and between Harry Bauge ("Bauge") and Houston InterWeb Design, Inc. ("Houston InterWeb"), the parties agree as follows:

     (1) Houston InterWeb and Bauge have entered into a Software Reseller Agreement;

     (2) Bauge agrees to use his best efforts to market and distribute software products manufactured and hosted by Houston InterWeb; and

     (3) Houston InterWeb agrees to raise the prices of its software products for 90 days, unless Houston InterWeb's cash flows from operating activities result in a net loss at any time during this agreement.

     Bauge has the full right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement. Bauge does not need the consent of any third party to execute this Agreement. This Agreement constitutes a legal and binding obligation of Bauge, and is valid and enforceable against Bauge in accordance with its terms.

Dated: October 3, 1998


HARRY BAUGE

By: /s/ Harry Bauge
    -------------------------------
     Harry Bauge


HOUSTON INTERWEB DESIGN, INC.

By: /s/ Harry L. White
    -------------------------------
    Harry L. White, President